Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, David Silberman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2023	By:	/s/ David Silberman
David Silberman
Chief Financial Officer